UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  May 9, 2006 (May 5, 2006)

Glimcher Realty Trust
(Exact name of Registrant as specified in its Charter)

Maryland	001-12482	31-1390518
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 East Gay Street, Columbus, Ohio	43215
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (614) 621-9000

N/A
(Former name or former address, if changed since last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

A.	Inclusion of Executive Officer into the Incentive Compensation Plan for Leasing & Development Employees

On May 5, 2006, the Executive Compensation Committee (the “Committee”) of Glimcher Realty Trust’s (the “Registrant”) Board of Trustees authorized that the Registrant’s Senior Vice President, Development (“SVP-Development”) be included in the Registrant’s 2006 Incentive Compensation Plan for Leasing, Development, and Specialty Leasing Associates (the “Plan”) in lieu of the inclusion of the SVP-Development in the Registrant’s 2006 Executive Bonus Plan as an eligible participant. The Registrant reported the initial adoption of its 2006 Executive Bonus Plan in a Form 8-K filed with the Securities and Exchange Commission (“SEC”) on March 15, 2006. Under the Plan, the SVP-Development, as well as certain other non-executive employees of the Registrant, are eligible for bonus payments based on the Registrant’s economic returns from its leasing and development activities.

Under the Plan, the SVP-Development is eligible for a total bonus payment not to exceed 33.10% of his base salary. For purposes of determining the bonus payment under the Plan for the SVP-Development, the base salary used shall be as of March 1, 2006 regardless of any later salary adjustments during the fiscal year. The SVP-Development’s salary at March 1, 2006 was $200,000. The actual payment under the Plan for the SVP-Development may vary based on his achieving, exceeding, or failing to reach one or more individual objectives or metrics during the 2006 fiscal year.

B.	Grants of Restricted Stock to the Registrant’s Senior Executive Officers

On May 5, 2006, the Committee approved grants of restricted common stock to senior executive officers of the Registrant, including those who qualify as “named executive officers” (as defined by Item 402(a)(3) of Regulation S-K), from the Registrant’s 2004 Incentive Compensation Plan (the “Incentive Plan”) as listed below:

Senior Executive Officer	Restricted Stock Granted
President & Chief Executive Officer	25,000
Executive Vice President /General Counsel	8,333
Executive Vice President & Chief Operating Officer	8,333
Executive Vice President, Chief Financial Officer & Treasurer	8,333
Senior Vice President, Development & Construction	5,000
Senior Vice President, Director of Leasing	3,333

The restrictions on the stock granted to each of the listed senior executive officers will lapse in one third installments over a period of five years beginning on the three year anniversary of the grant date and continuing each year thereafter until the five year anniversary of the grant date. The Registrant’s shareholders approved the Incentive Plan at the Registrant’s 2004 Annual Meeting of Shareholders. The Incentive Plan was filed with the SEC on March 29, 2004 as part of the Registrant’s definitive proxy statement. The Registrant’s Form Restricted Stock Award Agreement is attached hereto as Exhibit 10.109.

C.	2006 Salary Increases

On May 5, 2006, the Committee approved salary increases for the senior executive officers of the Registrant, including those who qualify as “named executive officers” (as defined by Item 402(a)(3) of Regulation S-K). These salaries are effective as of April 1, 2006 and are as follows:

Senior Executive Officer	2006 Salary
President & Chief Executive Officer	$503,360
Executive Vice President & Chief Operating Officer	$364,000
Senior Vice President, Development & Construction	$338,000
Executive Vice President /General Counsel	$308,880
Senior Vice President, Director of Leasing	$288,080
Executive Vice President, Chief Financial Officer & Treasurer	$270,400
Senior Vice President, Development	$208,000

D.	Amendment of 2006 Executive Bonus Plan

On May 5, 2006, the Committee amended the Registrant’s 2006 Executive Bonus Plan (the “Bonus Plan”) to remove the SVP-Development and Senior Vice President, Leasing & Asset Mgmt. as positions within the Registrant’s management structure eligible to participate in the Bonus Plan. The Committee also increased the bonus payment percentage for the Executive Vice President, Chief Financial Officer & Treasurer from 20% to 30%. The amended Bonus Plan is as follows:

Position	Bonus Payment Percentage
President & Chief Executive Officer	60% of base salary
Executive Vice President & Chief Operating Officer	30% of base salary
Executive Vice President /General Counsel	30% of base salary
Executive Vice President, Chief Financial Officer & Treasurer	30% of base salary
Senior Vice President, Development & Construction	20% of base salary
Senior Vice President, Director of Leasing	20% of base salary

The other material provisions, terms, and conditions of the Bonus Plan are not affected by the amendment and remain the same as when adopted by the Committee.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d) On May 5, 2006, the Board of Trustees (the “Board”) of the Registrant, upon the recommendation of its Nominating and Corporate Governance Committee, elected David M. Aronowitz to serve as a Class III Trustee of the Registrant. The term of a Class III Trustee would normally expire at the 2009 annual meeting of shareholders; however, Mr. Aronowitz will stand for election at the Registrant’s 2007 annual meeting of shareholders to fill the remaining two-year term of a Class IIII Trustee. Mr. Aronowitz has not yet been named to serve on any of the committees of the Board. Mr. Aronowitz’s election fills a pre-existing vacancy on the Board. The Board has determined that Mr. Aronowitz is an independent trustee that meets the independence requirements of the New York Stock Exchange and the rules and regulations promulgated by the SEC. A copy of the Registrant’s press release announcing Mr. Aronowitz’s election is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

10.109	Form Restricted Stock Award Agreement for Glimcher Realty Trust’s 2004 Incentive Compensation Plan (Extended Vesting).

99.1	Press Release of Glimcher Realty Trust, dated May 9, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Glimcher Realty Trust (Registrant)

Date: May 9, 2006	/s/ George A. Schmidt
George A. Schmidt Executive Vice President, General Counsel & Secretary